Exhibit 23.2

Penn National Gaming, Inc.
Wyomissing, Pennsylvania


We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-4 of our report dated
March 2, 1998, relating to the consolidated financial statements of Penn National Gaming, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                            /s/ BDO Seidman, LLP


Philadelphia, Pennsylvania
April 27, 1998